UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of Associated Estates Realty Corporation (the “Company”) was held in Cleveland, Ohio, on May 9, 2012.  At that meeting, the shareholders considered and acted upon the following proposals:
Proposal No. 1:  Election of Directors.  By the vote reflected below, the shareholders elected the following individuals as directors for a one-year term and until their respective successors have been duly elected and qualified:

Director	For	Against	Abstain	Broker Non- Votes
Albert T. Adams	31,131,193	4,743,815	—	3,842,373
Jeffrey I. Friedman	33,399,553	2,475,455	—	3,842,373
Michael E. Gibbons	35,359,267	515,741	—	3,842,373
Mark L. Milstein	33,299,273	2,575,735	—	3,842,373
James J. Sanfilippo	35,233,134	641,874	—	3,842,373
James A. Schoff	34,965,698	909,310	—	3,842,373
Richard T. Schwarz	34,767,334	1,107,674	—	3,842,373

Proposal No. 2:  Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. By the vote reflected below, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2012:

	For	Against	Abstain	Broker Non- Votes
Proposal 2	39,598,818	70,685	47,878	—

Proposal No. 3:  Advisory vote on executive compensation. By the vote reflected below, the shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company's proxy statement:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	34,625,391	823,434	426,183	3,842,373

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Estates Realty Corporation

Date: May 11, 2012	By:	/s/ Lou Fatica
Vice President, Chief Financial Officer & Treasurer

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